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                                  EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


       We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 33-24107) pertaining to the Seattle FilmWorks, Inc. Incentive Stock Option Plan, the Registration Statement (Form S-8 Number 33-36020) pertaining to the Seattle FilmWorks, Inc. 1987 Stock Option Plan, the Registration Statement (Form S-8 Number 33-69530) pertaining to the Seattle FilmWorks, Inc. 1993 Employee Stock Purchase Plan, the Registration Statement (Form S-8 Numbers 33-81332 and 333-02431) pertaining to the Seattle FilmWorks, Inc. Amended and RestatedIncentive Stock Option Plan and the Amended and Restated 1987 Stock Option Plan and the Registration Statement (Form S-3 Number 333-04957) and related Prospectus of Seattle FilmWorks, Inc. for the registration of 1,610,000 shares of its common stock of our report dated November 8, 1995, with respect to the financial statements and schedules of Seattle FilmWorks, Inc. included in the Annual Report (Form 10-KA (Amendment No. 2)) for the year ended September 30, 1995.

                                              //s// Ernst & Young LLP



 Seattle, Washington
 June 27, 1996